SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         SLADE'S FERRY CORPORATION
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

               ------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)   Proposed maximum aggregate value of transaction:

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         (5)   Total fee paid:

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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:

               ------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ------------------------------------------------------------
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               ------------------------------------------------------------
         (4)   Date Filed:

               ------------------------------------------------------------

                                                             April 11, 2005

Dear Shareholder,

      You are cordially invited to attend the Annual Meeting of the Shareholders of Slade's Ferry Bancorp to be held on Wednesday, May 11, 2005 at 10:00 a.m. at the Advanced Technology and Manufacturing Center (ATMC), 151 Martine Street, Fall River, Massachusetts 02723.

      The attached Notice of Annual Meeting and proxy statement describe the formal business that we will transact at the annual meeting. In addition to the formal items of business, management will report on the operations and activities of Slade's Ferry Bancorp, and you will have an opportunity to ask questions.

      The Board of Directors of Slade's Ferry Bancorp has determined that an affirmative vote on each matter to be considered at the annual meeting is in the best interests of Slade's Ferry Bancorp and its shareholders and unanimously recommends a vote "FOR" each of these matters.

      Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the annual meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the annual meeting but will assure that your vote is counted if you cannot attend.

      On behalf of the Board of Directors and the employees of Slade's Ferry Bancorp, we thank you for your continued support and look forward to seeing you at the annual meeting.

                                       Sincerely,

                                       /s/ Kenneth R. Rezendes, Sr.

                                       Kenneth R. Rezendes, Sr.
                                       Chairman of the Board


   SLADE'S FERRY BANCORP, 100 Slade's Ferry Avenue, Somerset, Massachusetts
    02726 TEL (508) 675-2121 *** FAX (508) 675-1751 *** www.sladesferry.com

                            SLADE'S FERRY BANCORP
                          100 Slade's Ferry Avenue
                        Somerset, Massachusetts 02726
                               (508) 675-2121

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   Date:   Wednesday, May 11, 2005
                   Time:   10:00 a.m., Eastern Time
                   Place:  Advanced Technology and
                           Manufacturing Center (ATMC)
                           151 Martine Street
                           Fall River, Massachusetts 02723

      At our 2005 annual meeting, we will ask you to:

      1. Elect three Class One Directors, each to hold office for a term set to expire in 2008.

      2. Transact any other business as may properly be brought before the annual meeting or any adjournment thereof.

      You may vote at the annual meeting if you were a shareholder of Slade's Ferry Bancorp at the close of business on March 18, 2005, the record date. Shareholders who are unable to be present personally may attend the meeting by proxy. Such shareholders are requested to date, sign, and return the enclosed proxy, which may be revoked at any time before it is voted.

                                       By Order of the Board of Directors,

                                       /s/ Peter G. Collias

                                       Peter G. Collias, Clerk/Secretary

Somerset, Massachusetts
April 11, 2005

===========================================================================
You are cordially invited to attend the annual meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the annual meeting.
===========================================================================

                            SLADE'S FERRY BANCORP
                          100 Slade's Ferry Avenue
                        Somerset, Massachusetts 02726
                               (508) 675-2121

                               PROXY STATEMENT
                                   FOR THE
                     2005 ANNUAL MEETING OF SHAREHOLDERS
                                May 11, 2005

                             GENERAL INFORMATION

GENERAL

      Slade's Ferry Bancorp is a Massachusetts corporation that is registered as a bank holding company and owns all of the capital stock of Slade's Ferry Trust Company. The term "annual meeting," as used in this proxy statement, includes any adjournment or postponement of such meeting.

      We have sent you this proxy statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the annual meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the annual meeting. This process is described below in the section entitled "Voting Rights."

      We began mailing this proxy statement, the Notice of Annual Meeting and the enclosed proxy card on or about April 11, 2005 to all shareholders entitled to vote. If you owned common stock of Slade's Ferry Bancorp at the close of business on March 18, 2005, the record date, you are entitled to vote at the annual meeting. On the record date, there were 4,080,333 shares of common stock outstanding.

QUORUM

      A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting.

VOTING RIGHTS

      You are entitled to one vote at the annual meeting for each share of the common stock of Slade's Ferry Bancorp that you owned as of the close of business on March 18, 2005, the record date. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which we will provide to you at the annual meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares "FOR" each of the proposals identified in the Notice of Annual Meeting.

      If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the annual meeting, other than those listed in the Notice of Annual Meeting.

VOTE REQUIRED


Proposal 1: Election of    The nominees for director who receive the most
Class One Directors        votes will be elected. So, if you do not vote
                           for a nominee, or you indicate "withhold authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of director nominees.

EFFECT OF BROKER NON-VOTES

      If your broker holds shares that you own in "street name," the broker may vote your shares on the proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on a proposal, this will constitute a "broker non-vote." Here is the effect of a "broker non-vote:

      * Proposal 1: Election of Class One Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

REVOKING YOUR PROXY

      You may revoke your grant of proxy at any time before it is voted by:

      * filing a written revocation of the proxy with our Clerk/Secretary;

      *     submitting a signed proxy card bearing a later date; or

      * attending and voting in person at the annual meeting, but you also must file a written revocation with the Clerk/Secretary of the annual meeting prior to the voting.

      If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the annual meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of Slade's Ferry Bancorp.

SOLICITATION OF PROXIES

      The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying material, will be borne by Slade's Ferry Bancorp. Regular employees of Slade's Ferry Bancorp or Slade's Ferry Trust Company may solicit proxies in person, by mail, or by telephone, but no employee will receive any compensation for solicitation activities in addition to his or her regular compensation. In addition, we have engaged Georgeson Shareholder to solicit proxies on our behalf for a fee of $5,000 plus reasonable out-of-pocket expenses. Expenses may also include the charges and expenses of brokerage houses, nominees, custodians, and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

OBTAINING AN ANNUAL REPORT ON FORM 10-K

      If you would like an additional copy of our Annual Report on Form 10-K and audited financials for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission, we will send you one (without exhibits) free of charge. Please write to Peter G. Collias, Clerk/Secretary, Slade's Ferry Bancorp, 100 Slade's Ferry Avenue, Somerset, Massachusetts 02726.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information about the shares of Slade's Ferry Bancorp's common stock beneficially owned by each director and nominee for director, by each named executive officer identified in the Summary Compensation Table included elsewhere in this proxy statement and by all executive officers and directors as a group as of March 18, 2005. We know of no person who beneficially owned more than 5% of the outstanding shares of our common stock as of as of March 18, 2005 based upon filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. For purposes of the table below, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of any shares of common stock: (1) over which he or she has or shares, directly or indirectly, voting or investment power; or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 18, 2005. As used in this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.


                                      Amount and Nature of
Name of Beneficial Owner              Beneficial Ownership    Percent of Class
------------------------              --------------------    ----------------

Peter G. Collias, Director                  24,622(1)                *

Anthony F. Cordeiro, Director               27,926(2)                *

Paul C. Downey, Director                     4,000(3)                *

Melvyn A. Holland, Director                 10,884(4)                *

Mary Lynn D. Lenz, Director,                15,805(5)                *
  President and Chief Executive
  Officer

Francis A. Macomber, Director              120,669(6)                2.96

Deborah A. McLaughlin                        4,318(7)                *
  Chief Financial Officer and
  Chief Operations Officer

Majed Mouded, MD, Director                  72,772(8)                1.78

Shaun O'Hearn, Sr., Director                22,283(9)                *

Lawrence J. Oliveira, DDS,                  39,968(10)               *
  Director

Peter Paskowski, Director                   33,152(11)               *

Kenneth R. Rezendes, Sr.,                  165,775(12)               4.05
  Director, Chairman of the Board

William J. Sullivan, Director               53,246(13)               1.30

Manuel J. Tavares, Senior                    9,088(14)               *
  Vice President

Charles Veloza, Director                   138,010(15)               3.38

David F. Westgate, Director,                14,767(16)               *
  Vice Chairman

All Executive Officers and
 Directors as a Group (16 persons)         757,285                  17.99




*     Less than 1.00% of outstanding shares of common stock.
<F1>  Includes 8,656 shares held jointly with Mr. Collias' wife and 8,000 options.
<F2>  Includes 1,860 shares held by spouse and 2,000 options.
<F3>  Includes 2,000 options.
<F4>  Includes 10,000 options.
<F5>  Includes 14,000 options.
<F6>  Includes 4,489 shares held by a pension trust of LeComte's Dairy of which Mr. Macomber is President and a Director, 98,493 shares held in revocable trust, and 7,103 shares held as custodian for other family members, and 8,000 options.
<F7>  Includes 4,125 options.
<F8>  Includes 59,427 shares held jointly with Dr. Mouded's wife, 5,655 shares held jointly by Dr. Mouded's wife and child, and 6,000 options.
<F9>  Includes 370 shares held jointly with Mr. O'Hearn's wife, 9,397 shares beneficially owned as trustee for business profit sharing plan and 10,000 options.
<F10> Includes 29,735 shares beneficially owned as trustee for business profit sharing plan and 10,000 options.
<F11> Includes 16,537 shares held jointly with Mr. Paskowski's wife and
      10,000 options.
<F12> Includes 78,898 shares held in IRA and 10,000 options.
<F13> Includes 20,207 shares held jointly with Mr. Sullivan's wife, 625 shares held jointly with Mr. Sullivan's children, and 10,000 options.
<F14> Includes 1,481 shares held jointly with spouse and children, 75 as custodian for family members and 4,335 options.
<F15> Includes 10,000 options.
<F16> Includes 10,000 options.

                DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD

                --------------------------------------------

                                PROPOSAL ONE

                       ELECTION OF CLASS ONE DIRECTORS

                --------------------------------------------

      Our bylaws provide that the Board of Directors must consist of at least seven but not more than twenty-five members. The Board of Directors is divided into three approximately equal classes which serve staggered three-year terms such that only one class (approximately one-third of the directors) is elected each year.

      At the 2005 annual meeting, shareholders are being asked to elect the following Class One directors:


            Nominees                     Term to Expire
            --------                     --------------

            Anthony F. Cordeiro               2008

            Lawrence J. Oliveira, DDS         2008

            Kenneth R. Rezendes, Sr.          2008

      Directors Cordeiro, Oliveira and Rezendes are currently serving on Slade's Ferry Bancorp's Board of Directors. If you elect the nominees above, they will hold office until the annual meeting in 2008 or until their successors have been elected or qualified.

      We know of no reason why any nominee may be unable to serve as director. If any of the nominees is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason any nominee proves unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that any of its nominees would prove unable to serve if elected.

===========================================================================
The Board of Directors unanimously recommends a vote "FOR" all of the nominees for election as directors.
===========================================================================

           INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Nominees and Continuing Directors


                                                                Position(s) Held
                                          Term                 with Slade's Ferry
Nominees                     Age (1)    Expires    Class            Bancorp            Director Since (2)
-------------------------    -------    -------    -----    -----------------------    ------------------

Anthony F. Cordeiro             43        2005     One              Director                  2003

Lawrence J. Oliveira, DDS       60        2005     One              Director                  1997

Kenneth R. Rezendes, Sr.        71        2005     One       Chairman of the Board            1978

--------------------
<F1>  At March 31, 2005.

<F2>  Includes years of service as a director of Slade's Ferry Trust
      Company.


                                                                Position(s) Held
                                          Term                 with Slade's Ferry
Continuing Directors         Age (1)    Expires    Class            Bancorp            Director Since (2)
-------------------------    -------    -------    -----    -----------------------    ------------------

Peter G. Collias                73        2006     Two              Director                  1973

Melvyn A. Holland               67        2006     Two              Director                  1997

Shaun O'Hearn, Sr.              59        2006     Two              Director                  1997

William J. Sullivan             65        2006     Two              Director                  1985

Paul C. Downey                  41        2007     Three            Director                  2003

Mary Lynn D. Lenz               50        2007     Three    Director, President and           2002
                                                            Chief Executive Officer

Francis A. Macomber             75        2007     Three            Director                  1980

Majed Mouded, MD                63        2007     Three            Director                  1993

David F. Westgate               64        2007     Three         Vice Chairman                1997

--------------------
<F1>  At March 31, 2005.

<F2>  Includes years of service as a director of Slade's Ferry Trust
      Company.

Honorary Directors

      William Q. MacLean, Jr.

Biographical Information

      The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held the position described for the last five years.

Nominees

      Anthony F. Cordeiro: President and Managing Partner of Anthony F. Cordeiro Insurance Agency, LLC since 1988 and Vice President of The Roasted Bean Coffee House in Fall River, Massachusetts since 1996.

      Lawrence J. Oliveira, DDS: Orthodontist with practices in New Bedford and Mattapoisett, Massachusetts.

      Kenneth R. Rezendes, Sr.: Chairman of the Board of Slade's Ferry Bancorp since October 14, 2003. Vice Chairman of Slade's Ferry Bancorp from November 12, 2002 to October 14, 2003. Chairman of the Board of K. R. Rezendes, Inc., a heavy construction firm, since 1967. President and Chief Executive Officer of Slade's Ferry Bancorp from March 12, 1996 to November 12, 2002.

Continuing Directors

      Peter G. Collias: Principal Attorney of the Law Offices of Peter G. Collias in Fall River, Massachusetts.

      Paul C. Downey: President of Sakonnet Properties, Inc., a real estate development firm in New Bedford, Massachusetts.

      Melvyn A. Holland, CPA: Partner and Treasurer of Rosenfield Raymon Restivo PC, Certified Public Accountants in New Bedford, Massachusetts until his retirement on January 1, 2004.

      Mary Lynn D. Lenz: President and Chief Executive Officer of Slade's Ferry Trust Company since September 9, 2002 and President and Chief Executive Officer of Slade's Ferry Bancorp since November 12, 2002. Executive Vice President, Director of Retail Banking at Citizens Bank of Massachusetts from 1998 to 2002.

      Francis A. Macomber: President, Treasurer and a director of LeComte's Dairy in Somerset, Massachusetts.

      Majed Mouded, MD: Physician and endocrinologist, on active staff at St. Anne's Hospital in Fall River, Massachusetts.

      Shaun O'Hearn, Sr.: President of Bolger & O'Hearn, Inc., a color and chemicals company in Fall River, Massachusetts.

      Peter Paskowski: President of Slade's Ferry Trust Company from January 1, 1988 until his retirement on June 30, 1988 and Executive Vice President of Slade's Ferry Trust Company from 1984 to 1987.

      William J. Sullivan: President and a director of Sullivan Funeral Homes, Inc. of Fall River and Somerset, Massachusetts.

      Charles Veloza: Past President and a director of Charlie's Oil Co., a heating and fuel oil distribution business in Fall River, Massachusetts.

      David F. Westgate: President of Quequechan Management Corp., a management consulting firm in Fall River, Massachusetts; Vice Chairman of Slade's Ferry Bancorp since October 14, 2003.

Executive Officers Who Are Not Directors

      Deborah A. McLaughlin: Chief Financial Officer and Chief Operations Officer of Slade's Ferry Bancorp and Slade's Ferry Trust Company since June 2003 and Treasurer since 2004. Executive Vice President of NSTAR, a utility provider in Boston, Massachusetts, from 1999 to 2001.

      Manuel J. Tavares: Senior Vice President of Slade's Ferry Bancorp and Senior President and Senior Lending Officer of Slade's Ferry Trust Company since 1989.

           INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Meetings of the Board of Directors

      Regular meetings of the Board of Directors are held quarterly and special meetings are held when necessary. During 2004, the Board of Directors held four regular quarterly meetings. In addition to membership on the Board, members may also serve on one or more standing committees.

      All of the Directors attended at least 75% of the total meetings of the Board of Directors and their assigned committees except for Director Mouded who attended 50% and Director O'Hearn who attended 63%.

Committees of the Board of Directors

      The standing committees of the Board of Directors are the Executive Committee, Compensation Committee, Audit Committee, and Corporate
Governance/Nominating Committee.

Executive Committee          The Executive Committee met twenty-four times
                             in 2004, and generally acts on most matters between regular Board meetings. Its members are Kenneth R. Rezendes, Chairman, Mary Lynn
                             D. Lenz, Peter Paskowski, William J. Sullivan,
                             David F. Westgate, and one rotating member. In the event of extended absences occurring on the Executive Committee, other directors serve as temporary replacements.

Compensation Committee       The Compensation Committee reviews the
                             compensation and benefits of our executives and officers and sets salaries and bonuses subject to the approval of the Board of Directors. The Compensation Committee held 10 meetings during the past year. Its members are Paul C. Downey, Chairman, Kenneth R. Rezendes,
                             Sr., William J. Sullivan and David F.
                             Westgate. All of the members of the
                             Compensation Committee qualify as
                             "independent" under the definition set forth in Rule 4200(a)(15) of the National
                             Association of Securities Dealers.

Audit Committee              The Audit Committee oversees and monitors our
                             financial reporting process and internal control system, reviews the Audit Plan, reviews and evaluates the audit performed by the outside auditors, reviews the audit function practices and findings of the internal audit department and reports any substantive issues found during the audit to the Board. The Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Proxy
                             Statement. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The Audit Committee also reviews and approves all transactions with affiliated parties. The Audit Committee held six meetings during the past year. Its members are Melvyn
                             A. Holland, Chairman, Paul C. Downey, Shaun
                             O'Hearn, Sr., and Lawrence J. Oliveira, DDS.
                             All of the members of the Audit

                             Committee qualify as "independent" under the definition set forth in Rule 4200(a)(15) of the National Association of Securities Dealers. The Board of Directors has determined that Mr. Holland qualifies as a "financial expert" as the term is defined by SEC regulations.

Corporate Governance/        The Corporate Governance/Nominating Committee
Nominating Committee         held eight meetings during the past year,
                             provides advice and guidance to the Board of Directors regarding the number, qualifications and performance of the directors, and recommends individuals to the Board for election as directors. The Committee also monitors the adequacy of the Board's structure, communications, and procedures and ensures that each director is informed and diligent regarding the fulfillment of his/her duties. It is the responsibility of the Corporate Governance/Nominating Committee to recruit individuals to serve as directors whose qualifications meet the organization's needs, and to recommend these individuals to the Board for election as Directors. It's members are Lawrence J. Oliveira, Chairman,
                             Kenneth R. Rezendes Sr., and David F.
                             Westgate. All members qualify as "independent" under the definition set forth in Rule
                             4200(a)(15) of the National Association of Securities Dealers.

                             The Board of Directors has adopted a written charter for the Corporate Governance/Nominating Committee, which is attached as Appendix B to this Proxy Statement.

                             It is the policy of the Corporate Governance/ Nominating Committee that shareholders may recommend nominees for election to the Board, in a manner consistent with our bylaws.

                             It is the policy of the Committee to recommend individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. Shareholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. We do not pay a fee to any third party to identify or evaluate nominees.

                             Nominees Anthony F. Cordeiro, Lawrence J.
                             Oliveira, DDS and Kenneth R. Rezendes, Sr.
                             were each recommended to the Board for
                             nomination by the Corporate Governance/
                             Nominating Committee.

Shareholder Communications

      Shareholders may contact our Board of Directors by contacting Peter
G. Collias, Clerk/Secretary, Slade's Ferry Bancorp, 100 Slade's Ferry Avenue, Somerset, Massachusetts 02726. All comments will be forwarded directly to the Board of Directors.

      It is our policy that all directors and nominees should attend the annual meeting. At the 2004 annual meeting, all members of the Board of Directors, except Mr. Macomber, were in attendance.

                     AUDIT COMMITTEE CHARTER AND REPORT

Audit Committee Charter

      The Audit Committee was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and operates pursuant to a Charter approved by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. The Charter sets out the responsibilities, authority, and duties of the Audit
Committee. The Charter specifies, among other things, the structure, membership requirements, and the relationship of the Audit Committee to the independent auditors and internal auditor.

Audit Committee Report

      The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

      During the 2004 fiscal year, the Audit Committee of Slade's Ferry Bancorp met six times to discuss matters consistent with its duties. The Audit Committee's membership was comprised of Directors Holland, Downey, MacLean prior to his retirement in November 2004, O'Hearn, and Oliveira, with Melvyn A. Holland serving as Chairperson.

      Each member of the Audit Committee is independent as defined under the Nasdaq listing standards. We believe that Director Holland qualifies as an Audit Committee Financial Expert, as that term is defined by SEC regulations, and our Board of Directors has designated Director Holland as such. The Audit Committee operates under a written charter approved by the Board, a copy of which is attached as Appendix A to this Proxy Statement.

      The Audit Committee assists the Board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory and internal control environments. The primary duties and responsibilities of the Audit Committee are to: (1) serve as an independent and objective party to monitor Slade's Ferry Bancorp's financial reporting process and internal control systems; (2) select and monitor the independent auditor; (3) pre-approve all audit and permissible non-audit services performed by external auditors; (4) review and appraise the audit efforts of Slade's Ferry Bancorp's independent auditors and internal audit department; (5) review Slade's Ferry Bancorp's quarterly financial performance, as well as its compliance with laws and regulations;
(6) oversee management's establishment and enforcement of financial policies; (7) provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board; and (8) establish procedures for the receipt, retention and treatment of complaints or concerns, including confidential employee submissions, about accounting, internal accounting controls or auditing matters.

      The Audit Committee has reviewed and discussed the audited financial statements of Slade's Ferry Bancorp for the fiscal year ended December 31, 2004 with management and Shatswell, MacLeod & Company, P.C. ("Shatswell"), a registered public accounting firm, and Slade's Ferry Bancorp's independent auditors for the fiscal year ended December 31, 2004. The Audit Committee has discussed the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee) with Shatswell.

      The Audit Committee has received the written disclosures and the letter from Shatswell required by Independence Standards Board Standard No. 1 (entitled "Independence Discussions with Audit Committees"), as may be modified or supplemented, has discussed with Shatswell the independence of Shatswell and considered whether the provision of non-audit services by Shatswell is compatible with maintaining the auditor's independence.

      Based on the review and discussions noted above, the Audit Committee recommended to the Board that Slade's Ferry Bancorp's audited financial statements be included in Slade's Ferry Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

                                       Audit Committee:

                                       Melvyn A. Holland, Chairman
                                       Paul C. Downey
                                       Shaun O'Hearn, Sr.
                                       Lawrence J. Oliveira, DDS

Appointment of Independent Accountants

      Effective March 14, 2005, our Audit Committee dismissed Shatswell, MacLeod & Company, P.C. as our independent auditors. On the same date, the Audit Committee recommended, approved and appointed Wolf & Company, P.C. as our independent auditors for the purpose of auditing our consolidated financial statements for the year ended December 31, 2005. Representatives of both Shatswell, MacLeod & Company, P.C. and Wolf & Company, P.C. are expected to be present at the annual meeting to answer questions concerning the financial statements presented and will be permitted to make a statement at the meeting.

      The audit reports of Shatswell, MacLeod & Company, P.C. on our consolidated financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During 2004 and 2003, there were no disagreements with Shatswell, MacLeod & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Shatswell, MacLeod & Company's satisfaction, would have caused it to make reference in connection with its report to the subject matter of the disagreement. We provided Shatswell, MacLeod & Company, P.C. with a copy of the foregoing disclosure and requested Shatswell, MacLeod & Company, P.C. furnish us with a letter addressed to the Commission stating whether it agrees with these statements made by us and, if not, stating the respects in which it does not agree. A copy of the confirming letter from Shatswell, MacLeod, P.C., dated March 28, 2005, was attached as Exhibit 16.1 to our Form 10-K for the fiscal year ended December 31, 2004.

Audit Fees

      During the fiscal year ended December 31, 2004, Slade's Ferry Bancorp retained and paid Shatswell, MacLeod & Company, P.C. to provide audit and other services. The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the years ended December 31, 2004 and 2003 and fees billed for other services during those periods by our independent auditors.


                                        2004       2003
                                      -------    -------

            Audit fees (1)            $80,075    $74,450
            Audit-related fees (2)      6,000     12,000
            Tax fees (3)               10,700     11,600
            All other fees                  0          0
                                      -------    -------
              Total                   $96,775    $98,050
                                      =======    =======

--------------------
<F1>  Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.
<F2>  Audit-related fees consisted of audits of the Corporation's Pension
      Plan and 401(k) Plan.
<F3>  Tax fees consisted of assistance with matters related to tax compliance and consulting.

Preapproval Policies and Procedures

      Preapproval of Services. The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for us by our independent auditor, subject to the de minimis exception for non-audit services described below which, if not pre-approved, are approved by the committee prior to completion of the audit.

      Exception. The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

      (i) The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by us to our auditor during the fiscal year in which the services are provided;

      (ii) Such services were not recognized by us at the time of the engagement to be non-audit services; and

      (iii) Such services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the committee.

      During the year ended December 31, 2004, the Audit Committee pre-approved 100% of the services performed by Shatswell MacLeod & Company, P.C. for Slade's Ferry Bancorp.

      Delegation. The Audit Committee may delegate to one or more designated members of the committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full committee at its next scheduled meeting.

                            DIRECTOR COMPENSATION

Meeting Fees

      Directors are paid $400 for each Board meeting attended. In addition, Executive Committee members are paid $350 for each Executive Committee meeting attended, and the Executive Committee Clerk, Mr. Collias, is paid an annual fee of $2,000. The Chairman of the Board is paid $3,500 and the Vice Chairman is paid $1,500 for holding such position. The Corporate Clerk/Secretary is paid an annual fee of $750. Members of all other committees receive $300 per meeting attended, a $300 annual fee for serving on such committees and an annual retainer of $1,500 for serving on the Board. The chairman of each committee receives $500 annually for chairing such committees. The aggregate amount of fees paid to such directors for the year ended December 31, 2004 was $241,000.

Stock Option Grants

      Each non-employee director receives an automatic grant each year of an option for 2,000 shares of the Company's common stock under the Automatic Grant Program of the Company's 2004 Equity Incentive Plan (the "Plan"). Options granted under the Automatic Grant Program are subject to the terms and conditions of the Plan and all options previously granted under the Automatic Grant Program are exercisable immediately at a price per share equal to the market price on the date of grant.

Life Insurance

      Through the purchase of $1.6 million of directors paid-up life insurance policies in 1999, each insurable member of the Board of Directors is provided a death benefit of $100,000 providing the member has served 10 years or more on the board, and $50,000 to members that have less than 10 years of service. The policy also provides a retirement benefit to members of the Board for each year following the director's retirement.

                       EXECUTIVE OFFICER COMPENSATION

Compensation Committee Report on Executive Compensation

      The Compensation Committee is composed of Directors Paul C. Downey, Kenneth R. Rezendes, Sr., William J. Sullivan, and David F. Westgate with Director Downey serving as the Chairperson of Slade's Ferry Bancorp Committee. None of the members of the Compensation Committee were officers or employees of Slade's Ferry Bancorp or its subsidiaries during 2004 or in prior years.

      The following Report of Slade's Ferry Bancorp's Compensation Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed "soliciting material," filed with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act of 1934, as amended.

      The Compensation Committee provides advice and recommendations to the Board of Directors in the areas of employee salaries and benefit programs. The committee reviews the compensation and benefits programs for all executive officers on an annual basis. Compensation of the President and Chief Executive Officer and other executive officers of the Bank for the fiscal year ended 2004 was paid by the Bank and determined by the Board of Directors. Ms. Lenz did not participate in the committee's decisions regarding her own compensation review and recommendation in 2004 or in prior years.

      The Bank's compensation program for executive officers consists of: base salary, annual bonuses and long-term incentive awards. These elements are intended to provide an overall compensation package that is commensurate with the Bank's financial resources, that is appropriate to assure that retention of experienced management personnel, and that aligns their financial interests with those of the Corporation's shareholders.

      A structured compensation system is in place at the Bank. Each position has been scored using a point factor analysis system. Jobs with similar point totals, indicating similar levels of responsibility and authority, have been grouped together. Salary ranges have been assigned to these job groupings. Officers' evaluations are based upon performance to established standards, the standards having been written into each job description. This measurement to standards then dictates the level of merit increase proposed for each officer within guidelines set forth annually.

      The Compensation Committee strives to provide a compensation program that assures both the motivation and retention of the executive officers, proper alignment with the financial interests of the Corporation's shareholders, and competitiveness with the external marketplace. To this end, the Compensation Committee reviewed the compensation practices of a peer group of companies with similar size and business mix to that of the Bank in order to develop recommendations for the Bank's executive officers.

      In order to ensure competitive compensation levels, the adequacy of the salary ranges and each officer's current compensation level is tested annually through the use of competitive market data. The Bank currently uses a Banking Compensation Report, produced by an independent consulting company. In 2004, there were 138 participants in the entire survey. The Bank's current peer group are those institutions with assets of $300 Million to $599.9 Million. The Bank's data is included in this survey, along with forty-eight other institutions.

      Each officer position is reviewed annually and compared against competitive market data. This information is analyzed by the Compensation Committee whereby each officer's performance and merit increase recommendations are presented.

      The Compensation Committee reviews the performance of the President/Chief Executive Officer of the Bank. This review is qualitative in nature and takes into consideration such factors as overall performance of the Bank, improvement in shareholder value, preservation and constant enhancement of the corporate image, including the Bank's leadership and involvement in the community, efficient use of financial and human resources, and the overall financial performance of the Bank.

Base Salaries

      As noted above, salary levels recommended by the Compensation Committee are intended to be competitive with salary levels of the companies in the Bank's peer groups, commensurate with the executive officers' respective duties and responsibilities, and reflect the financial performance of the Bank. The President's salary is tested against the market data noted above.

Bonuses

      Bonuses are predicated on the achievement of the current year's budgeted earnings as established independently by the Compensation Committee. The bonus is applied if the target earnings level is obtained and adjusted incrementally if the earnings fall below target. The target excludes extraordinary income and expense items and gains or losses recognized on the sale of securities.

Stock Options

      The Compensation Committee also awards stock options to officers as provided for by the Equity Incentive Plan under the discretionary grant program of the Corporation's stock option plan. In making any determinations as to persons to whom options are granted and the number of stock options granted, the Compensation Committee takes into account the duties of the respective individual, their contribution to the success of the Corporation during the year, and such other factors as the Compensation Committee deems relevant.

Chief Executive Officer's Compensation

      The Bank's Chief Executive Officer's compensation in 2004 reflected the overall performance of Ms. Lenz during 2004, and is supported by the expansion of the Bank's customer base, and the overall quality and growth of the Corporation's assets. Based on the foregoing criteria, for the fiscal year ended December 31, 2004, Ms. Lenz's base salary was $304,808 and she was awarded a bonus of $60,000 payable in 2005.

                                       Slade's Ferry Bancorp
                                       Compensation Committee

                                       Paul C. Downey, Chairperson
                                       Kenneth R. Rezendes, Sr.
                                       William J. Sullivan
                                       David F. Westgate

Compensation Committee Interlocks and Insider Participation

      During 2004 there were no interlocking relationships between members of the Compensation Committee or executive officers of Slade's Ferry Bancorp and corporations with respect to which such persons are affiliated.

PERFORMANCE GRAPHS

The following graph compares the performance of the Company for the periods indicated with the performance of the NASDAQ Stock Market and the performance of a group of banks in the $250 million to $500 million, in the $500 million to $1 billion and New England Bank indices assuming reinvestment of dividends.


                                                          Period Ending
                              --------------------------------------------------------------------
Index                         12/31/99    12/31/00    12/31/01    12/31/02    12/31/03    12/31/04
--------------------------------------------------------------------------------------------------

Slade's Ferry Bancorp          100.00       91.51      155.20      141.81      243.94      221.98
NASDAQ Composite               100.00       60.82       48.16       33.11       49.93       54.49
SNL $250M-$500M Bank Index     100.00       96.28      136.80      176.39      254.86      289.27
SNL $500M-$1B Bank Index       100.00       95.72      124.18      158.54      228.61      259.07
SNL New England Bank Index     100.00      131.88      125.69       94.81      156.43      165.45

Source : SNL Financial LC, Charlottesville, VA (c) 2005

                         SUMMARY COMPENSATION TABLE

      The following table sets forth the cash and certain other compensation paid by Slade's Ferry Bancorp for services rendered in all capacities during the fiscal years ended December 31, 2004, 2003, and 2002 to its Chief Executive Officer and to the other most highly compensated executive officers whose annual salary and bonus for fiscal 2004 was at least $100,000. We refer to these individuals as "named executive officers" in this proxy statement.


                                                 Annual Compensation                 Long Term Compensation
                                       ---------------------------------------    ----------------------------
                                                                  Other Annual    Restricted      Securities        All Other
Name and Principal                                                Compensation       Stock        Underlying      Compensation
Position                      Year     Salary ($)    Bonus ($)       ($)(1)       Awards ($)    Options/Shares         ($)
-----------------------     -------    ----------    ---------    ------------    ----------    --------------    ------------

Mary Lynn D. Lenz           2004         304,808       65,500                                       40,000          25,802(2)
President/CEO               2003         237,135      100,000                                        4,000           6,694
                            2002(3)       59,231       15,000       27,287(4)                                        6,785

Manuel J. Tavares           2004         127,303       38,000                                        9,000          14,487(5)
Senior Vice President       2003         121,509       36,000                                        1,335           7,281
                            2002         119,940        6,000                                                        6,529

Deborah A. McLaughlin       2004         135,751       41,000        2,100                           9,000           9,113(6)
Chief Financial Officer,    2003(7)       56,616       15,000       40,100(8)                        1,125             112
Chief Operation Officer
and Treasurer

--------------------
<F1>  Does not include perquisites and other personal benefits, the aggregate of which is less than the lesser of $50,000 or 10% of such person's combined salary and bonus for the applicable year.
<F2>  Includes $6,000 accrual in 2004 in connection with the Supplemental
      Executive Retirement Plan (SERP); executive life insurance premium of $1,609 for 2004; long-term disability insurance premium of $589 for 2004; $4,604 for legal services regarding employment issues; and $13,000 in contributions to the 401(k) and profit sharing plans.
<F3>  Mary Lynn D. Lenz became President and Chief Executive Officer in
      2002.
<F4>  Includes $26,100 for consulting services provided from 8/02 to 9/02;
      $335 for personal use of bank owned automobile and $852 tax-effected value of Slade's Ferry Preferred Capital Corporation preferred stock.
<F5>  Includes $7,164 accrual in 2004 in connection with the Supplemental
      Executive Retirement Plan (SERP); executive life insurance premium of $903 for 2004; long-term disability insurance premium of $217 for 2004; and $6,203 in contributions to the 401(k) and profit sharing plans.
<F6>  Includes executive life insurance premium of $501 for 2004; and long-
      term disability insurance premium of $232 for 2004, and $8,380 in contributions to the 401(k) and profit sharing plans.
<F7>  Deborah A. McLaughlin became Chief Financial Officer and Chief
      Operations Officer in 2003 and Treasurer in 2004.
<F8>  Includes $39,600 for consulting services provided from 3/03 to 6/03 and $500 of benefit for opting out of the Corporation's health insurance coverage.

STOCK OPTIONS GRANTED IN 2004

      The following table illustrates certain information for the Executive Officers named regarding stock option grants made in 2004 under the Company's Stock Option Plan (the "Plan").


                              Individual Grants

                                                                                          Potential Realizable Value
                                                                                           At Assumed Annual Rate of
                           Number of          % of Total       Exercise                   Stock Price Appreciation for
                           Securities       Options Granted    Price Per                         Option Term
                      Underlying Options    to Employees in      Share      Expiration    ----------------------------
Name                        Granted               2004         ($/sh)(1)       Date            5%             10%
----                  ------------------    ---------------    ---------    ----------         --             ---

Mary Lynn D. Lenz          40,000(1)             57.9%           $19.55      11/08/14       $491,796      $1,246,307

Manuel J. Tavares           9,000(1)             13.0%           $19.55      11/08/14       $110,654      $  280,419

Deborah A. McLaughlin       9,000(1)             13.0%           $19.55      11/08/14       $110,654      $  280,419

--------------------
<F1>  Granted in November of 2004.

      The following table presents certain information for the named executive officers relating to the exercise of stock options and stock appreciation rights ("SARs") during 2004 and, in addition, information relating to the value of unexercised stock options as of the fiscal year-end.

           Aggregated Option/SAR Exercises in the Last Fiscal Year
                    And Fiscal Year-end Option/SAR Values

                                                               Number of Securities
                         # Securities                         Underlying Unexercised          Value of Unexericsed In-The-
                          Underlying                           Options at 12/31/04            Money Options at 12/31/04 (1)
                         Options/SARs      Value         --------------------------------    --------------------------------
Name                      Exercised      Realized ($)    Exercisable #    Unexercisable #    Exercisable $    Unexercisable $
----                     ------------    ------------    -------------    ---------------    -------------    ---------------

Mary Lynn D. Lenz              -               -             14,000            30,000           $27,680           $16,800

Manuel J. Tavares              -               -              4,335             6,000           $ 3,763           $ 3,360

Deborah A. McLaughlin          -               -              4,125             6,000           $ 3,435           $ 3,360

--------------------
<F1>  The value of unexercised In-The-Money Options is expressed as the market value of the common stock at December 31, 2004 at the closing price of $20.11 per share less the exercise price of each option.

                                BENEFIT PLANS

Defined Benefits Pension Plan

      Prior to 1998, the Company maintained a Defined Benefit Pension Plan which provided retirement benefits to each established officer and employee. An employee must have been age 21 and have served with the Company one (1) full year of service to have been eligible. The annual benefits formula for normal retirement age of 65 provided for 1.5% of total salary plus 0.5% of compensation in excess of $9,000 per year of service to a maximum of 35 years.

      The following table illustrates the estimated retirement benefit payable to eligible officers and employees upon retirement at age 65 in various salary groups with various years of services.


                                  Years of Service
   Average      ----------------------------------------------------
Compensation    15 Yrs     20 Yrs     25 Yrs     30 Yrs      35 Yrs
------------    -------    -------    -------    -------    --------

  $100,000      $29,325    $39,100    $48,875    $58,650    $ 68,425
  $125,000      $36,825    $49,100    $61,375    $73,650    $ 85,925
  $150,000      $44,325    $59,100    $73,875    $88,650    $103,425
  $175,000      $47,325    $63,100    $78,875    $94,650    $110,425
  $200,000      $47,325    $63,100    $78,875    $94,650    $110,425
  $225,000      $47,325    $63,100    $78,875    $94,650    $110,425
  $250,000      $47,325    $63,100    $78,875    $94,650    $110,425

      The benefits shown in the Pension Plan Table are based on a formula of 1.5% of compensation per year plus .5% of compensation in excess of $9,000 per year. The maximum years of service considered for benefit purposes is 35. Annual compensation for benefits is capped at $160,000, per Internal Revenue Code Section 401(a)(17), and is computed using a consecutive three year average. Benefits shown are payable as a life annuity at age 65 and will not be subject to reductions because of social security benefits. The life annuity is the Normal Form as defined by the Plan document. Employees who had worked over 1000 hours in the twelve-month period beginning on their date of hire and had attained age twenty-one were eligible to participate in the Plan as of the next January 1 or July 1, the Plan entry dates. The Plan covered all employees who met the eligibility provisions, except employees covered by a collective bargaining agreement and non-resident aliens. In addition, benefit accruals and Plan participation were frozen by amendment effective December 31, 1997. The years of credited service as of January 1, 1998 for the executive officers named on the Summary Compensation Table who are eligible for retirement benefits are as follows: Manuel J. Tavares - 11 years.

      As of December 31, 1997, the Company elected to curtail the Employees' Defined Benefit Pension Plan. This decision was based on the costs associated with the Defined Benefit Plan, and the complexities of the marketability of the Plan to its employees. The Company in turn has established a profit sharing type retirement plan effective January 1, 1998, which provides the employee with full investment direction of the funds allocated to his or her account. The contribution by the Company to the new Profit Sharing Plan is an amount to be fixed each year by the Board of Directors. In 2004, a large contribution was made to the Defined Benefit Plan so that it is now in a favorable funding position.

Although dependent on market conditions and the future experience of the Defined Benefit Plan's assets, we expect to be able to terminate the Defined Benefit Plan in the next few years without significant additional funding. Upon plan termination, participants will be given the choice of a deferred annuity payable at their retirement date or a lump sum payment in lieu of that annuity. Any lump sum payment made in connection with the termination of the Defined Benefit Plan can be rolled over into the Profit Sharing Plan if the participant so elects.

401(k) Plan

      The Company also provides a 401(k) Plan which is available to eligible employees who attain age 21 and complete three months of service. The Company contributes a discretionary amount as determined by the Board of Directors to the 401(k) Plan.

2004 Equity Incentive Plan

      The Company has an Equity Incentive Plan in effect which was approved by the shareholders on May 10, 2004 at the 2004 Annual Meeting of Shareholders. The purpose of the Equity Incentive Plan is to promote growth and profitability of the Company and its shareholders, to provide certain officers, directors and employees of the Company and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in the Company. The Equity Incentive Plan is not subject to ERISA and is not a tax-qualified plan. The Company has reserved an aggregate of 300,000 shares of common stock for issuance upon the exercise of stock options granted under the Equity Incentive Plan.

EMPLOYMENT CONTRACTS AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

      Supplemental Executive Retirement Plans. In 1996, Slade's Ferry Trust Company entered into a Supplemental Executive Retirement Agreement (SERP) with Mr. Tavares, which provides a payment to Mr. Tavares of $1,500 per month for 120 months upon his retirement. Slade's Ferry Bancorp entered into a SERP with Ms. Lenz in 2003, substantially similar to the agreement with Mr. Tavares which provides a payment to Ms. Lenz of $3,000 per month for 120 months upon her retirement and further provides for the provision of life time medical insurance for Ms. Lenz and her spouse. The SERPs also contain certain non-competition restrictions applicable to the executives.

Employment Agreements

      The Company has entered into employment agreements with Ms. Lenz, Mr. Tavares, and Ms. McLaughlin. The employment agreement with Ms. Lenz has a fixed term of three (3) years, while the employment agreements with Mr. Tavares and Ms. McLaughlin are for a fixed term of two (2) years. These agreements may be renewed annually after a review of the executive's performance. These agreements currently provide for minimum annual salaries of $304,808, $127,303 and $135,751, respectively, discretionary cash bonuses, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. They also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and for as long as the executives are subject to suit for the performance of services thereafter. The employment agreements provide for customary non-competition, confidentiality and non-solicitation provisions during the period of employment and continuing for a period of two (2) years thereafter.

      The Company may terminate each executive's employment, and each executive may resign, at any time with or without cause. However, in the event of termination during the term without cause, the Company will owe the executive severance benefits generally equal to the value of the cash compensation, value of employer contributions to employer-provided benefit plans and fringe benefits that the executive would have received if he or she had continued working for the remaining unexpired term of the agreement. In addition, the severance benefits of Ms. Lenz and Mr. Tavares would provide for full vesting in the SERPs in place with such executives, provides for transfer to Ms. Lenz of her employer-provided vehicle at no cost and provides Mr. Tavares with the right to purchase his employer-provided vehicle at fair market value. The same severance benefits would be payable if the executive resigns during the term following: a loss of title, office or membership on the board of directors; material reduction in duties, functions or responsibilities; involuntary relocation of the executive's principal place of employment to a location over fifty (50) miles in distance from the Bank's principal office or other material breach of contract which is not cured within thirty (30) days.

      For ninety (90) days after a change in control, each executive may resign for any reason and collect severance benefits as if he or she had been discharged without cause. If the Company or the Bank experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code ("Code"), a portion of any severance payments under the employment agreements might constitute an "excess parachute payment" under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments.

      Under the employment agreement with Ms. Lenz, the Company would reimburse the executive for the amount of this excise tax and would make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the executive will retain approximately the same net-after tax amounts under the employment agreement that she would have retained if there were no 20% excise tax. The effect of this provision is that the Company, rather than the executive, bears the financial cost of the excise tax. Neither the Company nor the Bank could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment. Under the employment agreements with Mr. Tavares and Ms. McLaughlin, the amounts payable under their respective employment agreements shall be reduced to result in no portion of the amounts payable under the employment agreements being non-deductible to the Bank or Company (or any successor thereto) by reason of Section 280G of the Code.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to report to the Securities and Exchange Commission their initial ownership of the Company's common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and the Company is required to disclose in this proxy statement any late filings or failures to file.

      Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to the executive officers and directors during fiscal 2004 were met, with the exception of the following: Form 4 filings for directors Rezendes, Sullivan, Westgate and Veloza reflecting options granted on May 11, 2004 were filed a day late on May 14, 2004. In addition, director Sullivan's Form 4 filing on May 14, 2004 reported 2,100 shares acquired by exercise of options on April 9, 2004 and director Veloza's Form 4 filing on May 14, 2004 reported 2,100 shares acquired by exercise of options of April 1, 2004. An amended Form 4 was filed by Director Cordeiro on May 13, 2004 to include dividend reinvestment shares obtained on January 16, 2004. An amended Form 4 was filed on April 7, 2004 for Mr. Holland to report the sequential breakdown of the exercise and sale of expiring options. Lecomte's Dairy, a dairy business owned by Director Macomber, submitted a late filing of a Form 4 on March 22, 2004 to report the 1,500 shares sold on January 15, 2004. Each filing was late because of inadvertent administrative oversights.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Certain directors, executive officers, and members of their families are at present, as in the past, customers of Slade's Ferry Trust Company, our wholly-owned subsidiary, and have transactions with Slade's Ferry Trust Company in the ordinary course of business. During 2004, none of these relationships or transactions involved an amount of over $60,000 or in excess of 5% of the Slade's Ferry Trust Company's consolidated gross revenues.

      In addition, certain of the directors are at present, as in the past, also directors, officers, or shareholders of corporations, trustees of trusts, or members of partnerships which are customers of Slade's Ferry Trust Company, and which have loans from Slade's Ferry Trust Company in the ordinary course of business. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. All future loans to officers and directors and their affiliates will be made on the same terms and conditions as made to unaffiliated third parties.

                           ADDITIONAL INFORMATION

Information About Shareholder Proposals

      If you wish to submit proposals to be included in our proxy statement for the 2006 Annual Meeting of Shareholders of Slade's Ferry Bancorp, we must receive them on or before December 16, 2005, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require Slade's Ferry Bancorp to include in its proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. [SECTION]240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act. If a shareholder wishes to submit a proposal to the 2006 Annual Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely, and the proxies solicited by your Board of Directors will confer discretionary authority to vote on the proposal as the proxy holders see fit, if the company is not notified of such proposal by February 24, 2006.

Mailings to Same Household

      Pursuant to a notice sent by Slade's Ferry Bancorp to its eligible shareholders, we sent only one copy of this Proxy Statement, Annual Report and Report on Form 10-K for the year ended December 31, 2004 to those households in which multiple shareholders shared the same address, unless we received instructions from a shareholder requesting that they receive separate copies of these materials. If you are a shareholder who shares the same address as other shareholders of the Company and would like to receive a separate copy of this Proxy Statement, Annual Report or Report on Form 10-K for the year ended December 31, 2004, or of future proxy statements, information statements, and annual reports, please contact Shareholder Services at (800) 643-7537 (MA and RI only) or (508) 675-2121, or by writing to Slade's Ferry Bancorp, Shareholder Services, 100 Slade's Ferry Avenue, Somerset, MA 02726. If you are a shareholder that shares an address with other shareholders to which multiple copies of annual reports and proxy statements are delivered and you would like to only request a single copy in the future, you may also contact Shareholder Services that request.

                                       By Order of the Board of Directors,

                                       /s/ Peter G. Collias

                                       Peter G. Collias
                                       Clerk/Secretary


Dated: April 11, 2005

                                                                 APPENDIX A
                                                                 ----------

                            SLADE'S FERRY BANCORP

                           Audit Committee Charter

Audit Committee

      The Audit Committee of the Board of Directors shall be composed of at a minimum three Directors who are independent of Management and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. Each Audit Committee member must be able to read and understand fundamental financial statements. At least one Committee member must be a "financial expert", i.e., have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or outside programs. Audit Committee members and the Committee Chairman shall be appointed by the Chairman of the Board on the recommendation of the Nominating and Board Development Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

Independence

A director will not be considered "Independent" if, among other things, the director is an affiliated person of the Company or any of its subsidiaries or has:

      * Been employed by the Company or its affiliates in the past three years.
      * Accepted any compensation, including consulting and advisory fees, from the Company or its affiliates during the previous fiscal year (except for board services, retirement plan benefits, or non-discretionary compensation).
      * An immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer.
      * Been a partner, controlling shareholder or an executive officer of any for profit business to which the Company made or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.
      * Been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

Authority to Engage Advisors

The Audit Committee shall have the authority and funding to engage independent counsel and other advisers, as it deems necessary to carry out its duties.

II.   STATEMENT OF POLICY

It is the Committee's responsibility to provide oversight of the Company's accounting and financial reporting processes, including oversight of the Company's Independent Auditors and Internal Audit function. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communications between the Board of Directors, the Independent Auditors, the Internal Auditors, and the financial management of the Company.

Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee will normally meet in a separate executive session with the Internal Auditors. At least annually, the Committee will meet with the Independent Auditors to discuss any matters that the Committee believes should discussed privately. The Internal Auditor shall serve as the clerk of the Committee and keep minutes of the proceedings of each Committee meeting. A majority of the Committee shall constitute a quorum for the conduct of business. At the discretion of the Chairman, a member may attend a meeting by telephone conference in which he can hear each person in attendance and all such persons can hear the person attending by telephone conference.

Responsibilities

    1. Appoint and oversee the Company's Independent Auditors. The Audit Committee is also solely responsible, and shall have the necessary funding, for compensation of the Independent Auditors.

    2. Review and pre-approve all audit and non-audit services to be performed by the Company's Independent Auditors, including but not limited to requests for any management consulting engagement to be performed by the Company's Independent Auditors. The Audit Committee may delegate to one or more Audit Committee members the responsibility to approve such services, provided timely reports are made to the full Audit Committee. In addition, the Audit Committee my establish pre-approval categories of services, as provided by applicable rules and regulations.

    3. Evaluate the Independent Auditors on an at least an annual basis. Such evaluation shall include a report from the independent auditor which includes:

      *     The auditor's internal quality-control procedures.

      * Any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting independent audits carried out by the firm, and any steps taken by the firm to address such issues.

      * A formal written statement delineating all relationships between the independent auditor and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

    4. Review and update this Charter annually and ascertain that it is reported in the Company's proxy statement at least once every three years.

    5. Periodically report to the Board of Directors on significant results of the following activities.

            a) Appointment of the Independent Auditors to audit the financial statements of the Company and subsidiaries and determination of the compensation for such services.

            b) Approval of all audit and non-audit services to be provided by the Independent Auditors

            c) Resolution of any disagreements that may arise between the Independent Auditors and management.

            d) Evaluation of the performance of the Independent Auditors and, where appropriate, recommendation that the Board replace the Independent Auditors.

    6. Review the Independent Auditor's engagement letter setting forth the scope and approach of the proposed audit, the estimated fees for performing the annual audit, FDICIA controls audit, and quarterly reviews of Form 10-Q. The Committee will also meet with the Independent Auditors to review findings, including comments or recommendations.

    7. Review the effectiveness of the Internal Audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plan for the current internal audit cycle, and the coordination of such plans with the Independent Auditors.

    8. Review with the Independent Auditors and Internal Auditors the integrity of the Company's financial reporting processes and compliance with section 12 USC 1831 p-1 (Federal Deposit Insurance Act).

    9. Inquire as to the Independent Auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial statements.

    10. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the Independent Auditors, Management or the Internal Auditors.

    11. Review and approve the required reports to be included in the Company's annual report to shareholders and proxy statement.

    12. Review, at the Committee's discretion, quarterly financial statements and review with management and the Independent Auditors any significant matters that arise out of the Company's quarterly financial statements review, based upon the auditors' limited review procedures. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the Independent Auditors in accordance with SAS 61 as amended by SAS 90.

    13. Review and discuss with the Independent Auditors annually all relationships the Independent Auditors have with the Company which might adversely affect their objectivity and independence and review a written statement from the Auditors as to their independence. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the Independent Auditors.

    14. Review the scope and general extent of the independent auditor's annual audit. The Committee's review should include a report from the Independent Auditor addressing the following:

      *     Audit staffing and supervision, and scope of audit;

      * Critical accounting policies and practices, alternative accounting treatments, the reasons for selecting such policies, and their impact on the fairness of the Company's financial statements;

      * Significant estimates made by management in the preparation of financial reports;

      * The nature and content of communications between auditors and management;

      * Off-balance sheet transactions, joint ventures, contingent liabilities, or derivative transactions, and their impact on the fairness of financial statements;

      * Auditor proposed adjustments - both those recorded by management and those not recorded by management;

      *     Difficulties encountered with management during the audit;

      * Disagreements with management regarding accounting reporting issues;

      * Material legal matters that may impact the financial statements; and

      * The independent auditor's opinion on the overall fairness of the financial statements.

    15. Discuss the results of the audit with the Independent Auditors prior to releasing the year-end earnings and annual report to regulatory agencies. Discuss those matters that are required to be communicated to audit committees in accordance with SAS 61 as amended by SAS 90.

    16. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the Independent Auditors.

Other Duties

    1. Inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

    2.      Appoint and supervise the Internal Audit Director.

    3. Review internal and external reports concerning the Loan Review, Compliance, and Information Technology functions of the Company.

    4. In consultation with the Board of Directors, review and follow-up on regulatory examination findings and recommendations.

    5. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee is empowered to retain Independent Counsel and other professional advisors to assist in the conduct of any investigation or as may be necessary in the fulfillment of its responsibilities.

    6. Establish procedures for receipt, retention and treatment of complaints regarding internal accounting controls, and auditing matters.

    7. Establish procedures for confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters.

    8. Review Internal Audit's adherence to its audit plan and make adjustments as necessary.

    9. Review and approve all related party transactions. For such purpose, "related party transaction" shall mean any transaction required to be disclosed pursuant to SEC Regulation S-K, Item 404.

                                                                 APPENDIX B
                                                                 ----------

                            SLADE'S FERRY BANCORP
             NOMINATING & CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Nominating & Corporate Governance Committee (the "Committee") shall be to assist the board of directors (the "Board") of Slade's Ferry Bancorp (the "Company") in identifying qualified individuals to become Board members and officers of the Company, in determining the composition of the Board and its committees, in developing and implementing a process to assess Board effectiveness and in developing and implementing the Company's corporate governance guidelines.

Membership and Appointment

The Committee shall consist of no fewer than three members, each of whom shall meet the criteria for independence established by the rules and regulations of the NASDAQ and who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Members of the Committee shall be appointed annually by the Board and shall serve at the pleasure of the Board. Notwithstanding the foregoing, no director shall serve on the Committee in any capacity in any year during which such director's term as a director is scheduled to expire.

Meetings and Procedures

The Committee shall have a chairperson who must, and a secretary who may but need not be, a member of the Committee. The Board shall designate the chairperson of the Committee and the Committee shall designate the secretary for the Committee. If the Board does not designate a chairperson, or if the chairperson shall not be present at a meeting, the Committee shall select its own chairperson.

The Committee shall establish its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet at least two times annually in conjunction with regularly scheduled meetings of the Board at regularly scheduled times and places determined by the Committee's chairperson, and may meet more frequently, or take action by unanimous written consent, as circumstances require. A meeting may be called by the chairperson of the Committee or by majority of the members of the Committee. Notice of any meeting shall be given by the person or persons calling the meeting given to each other member of the Committee at least 48 hours prior to the meeting. Notice may be given in the same fashion as permitted for notice of Board meetings pursuant to the Company's Bylaws and applicable law. A meeting shall be deemed properly called if each member of the Committee shall have received notice given as aforesaid or, prior to the conclusion of the meeting, shall have signed a written waiver of notice.

A quorum shall consist of at least a majority of the voting members of the Committee. The vote of a majority of the voting members present at any meeting at which a quorum exists, including the chairperson of the committee who shall be eligible to vote, shall constitute the action of the Committee.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Following each of its meetings, the Committee shall report its actions and recommendations to the Board. The secretary of the Committee shall keep written minutes of its meetings, which minutes shall be subject to approval by the members of the Committee and, once approved, shall be maintained with the books and records of the Company.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, as the committee may deem appropriate in its sole discretion.

Nominations by Shareholders

Shareholders may recommend nominees for election to the Board, in a manner consistent with the Company's Bylaws.

Committee Authority and Responsibilities

The Committee shall have the following authority and responsibilities:

1. The Committee shall develop criteria, to be approved by the full Board, for the selection of new directors and, when appropriate, conduct the search for individuals qualified to become members of the Board.

2. The Committee shall develop criteria for the evaluation of incumbent Board members.

3. The Committee shall evaluate the performance of current Board members proposed for reelection, and recommend to the Board whether such members should stand for reelection.

4. The Committee shall annually assess the performance of the Board as a whole, discuss such assessment with the full Board and, as appropriate, recommend changes, including, but not limited to, changes in Board size and composition and in Board policies and procedures.

5. The Committee shall develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluation of the Board and report its findings to the Board.

6. The Committee shall select, and recommend to the Board for its approval, nominees for election as directors by the shareholders of the Company, taking into account the criteria approved by the Board.

7. The Committee shall consider and evaluate any shareholder nominees for election as director in compliance with the Company's Bylaws and in accordance with the criteria approved by the Board.

8. The Committee shall review the Board's committee structure and annually recommend to the Board, for its approval, directors to serve as members of each committee. The Committee shall recommend to the Board additional committee members to fill vacancies as needed, taking into account the criteria approved by the Board. The Committee shall recommend to the Board individual directors to be designated as chairpersons of the Board committees. Notwithstanding the foregoing, the members of the Committee shall be appointed by the full Board, without recommendation by the Committee, and the members of the Executive Committee shall be appointed as set forth in Article IV, Section 3 of the Company's bylaws. The Board shall also, without recommendation by the Committee, be responsible for filling vacancies in, and appointing chairpersons of, the Committee.

9. Together with the Compensation Committee, the Committee shall develop criteria for the identification and recruitment of executive officers of the Company.

10. Together with the Compensation Committee, the Committee shall develop criteria for the evaluation of the executive officers of the Company.

11. The Committee shall annually recommend to the Board for its approval the slate of officers for the Company.

12. The Committee shall develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

13. The Committee shall establish procedures for the Committee to exercise oversight of the evaluation of the Board and management.

14. The Committee may retain or terminate, in its sole discretion, any search firm to be used to identify director and executive officer candidates and to approve the search firm's fees and other retention terms. The Committee shall also have authority to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.

15. The Committee shall review and assess the adequacy of this charter at least annually and, as appropriate, adopt and recommend changes to the Board for its approval.

16. The Committee shall periodically review and assess the Company's Articles of Organization and Bylaws and, as appropriate, recommend changes to the Board for its approval.

17. The Committee shall consider any other corporate governance issues that may arise from time to time, and to develop appropriate recommendations for the Board.

[X]  PLEASE MARK VOTES        REVOCABLE PROXY
     AS IN THIS EXAMPLE    SLADE'S FERRY BANCORP.

                      PROXY SOLICITED ON BEHALF OF THE
                             BOARD OF DIRECTORS
                         ANNUAL STOCKHOLDERS MEETING
                                MAY 11, 2005

The undersigned hereby appoint(s) Paul C. Downey, Majed Mouded MD, and Shaun O'Hearn, Sr., or any one of them as my/our true and lawful attorney, with full power of substitution, for me/us and in my/our name to vote, as designated below, all the shares of common stock of Slade's Ferry Bancorp. held of record by the undersigned on March 18, 2005, at the Annual Meeting of shareholders of Slade's Ferry Bancorp. to be held at The Advanced Technology Manufacturing Center, 151 Martine Street, Fall River, Massachusetts 02723 on Wednesday, May 11, 2005 at 10:00 a.m. or at any adjournment thereof, with all powers I/we should possess if personally present, hereby revoking all previous proxies.
      The Board of Directors of Slade's Ferry Bancorp. recommends that you vote "For" each of the proposals set forth hereon.


                                                             With-  For All
                                                       For   hold   Except
(1)   To elect Anthony F. Cordeiro, Lawrence J.        [ ]    [ ]     [ ]
Oliveira DDS, and Kenneth R. Rezendes, Sr. as
Class One Directors for a term of three years.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

---------------------------------------------------------------------------

(2) In their discretion, the proxies are authorized to consider and act upon such other business matters or proposals as may properly come before the meeting.

      The shares represented by the proxy will be voted as directed by the undersigned. It is the intention of proxies to vote "FOR" the proposals set forth under Item 1 and in their discretion upon such business as may properly come before the meeting if no contrary instruction is indicated.


PLEASE CHECK BOX IF YOU PLAN TO ATTEND                      [ ]
THE MEETING.

                                            -------------------------------
Please date, sign and return this proxy     Date
in the enclosed envelope promptly.
---------------------------------------------------------------------------


---------------------------------------------------------------------------
     Stockholder sign above              Co-holder (if any) sign above

                  Detach above card, sign, date and mail in
                       postage paid envelope provided.

                           SLADE'S FERRY BANCORP.
                           SOMERSET, MASSACHUSETTS

---------------------------------------------------------------------------
In signing, please write name(s) exactly as appearing in the imprint on this proxy. If signing as Executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

                       Please be sure to sign and date
                        this Proxy in the box below.
---------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
____________________________________________________
____________________________________________________
____________________________________________________